EXHIBIT 99.1

[NASCENT'S LOGO]

                                                                   PRESS RELEASE
                                                      FOR IMMEDIATE DISTRIBUTION

                         NASCENT STREAMLINES OPERATIONS

SAN DIEGO -- January 2, 2009 -- Nascent Wine Company, Inc. (OTCBB: NCTW), doing business as Nascent Foodservice, Inc. ("Nascent"), a leading nationwide distributor of imported branded food and beverage products in Mexico, announced today that it is streamlining and downsizing operations with a view toward enhancing operating efficiencies and improving cash flow.

On December 26, 2008, Nascent's board determined to implement a restructuring plan, including reducing the employee workforce by approximately 90 employees, or 45%, and closing certain under-performing warehouses.

Sandro Piancone, Nascent's Chief Executive Officer, stated, "The downsizing has been necessitated by a decrease in our sales, the recent devaluation of the peso, and the difficult environment for borrowing and raising capital. We plan to improve our margins and cash flow by sourcing more competitively priced new products, consolidating our existing branded and private label products and streamlining our product distribution. We are excited about the long-term prospects of Nascent and look forward to exploiting our position as a leading distributor of imported branded food and beverage products in Mexico."

As previously reported on December 30, 2008 on Form 8-K filed with the Securities and Exchange Commission (the "SEC"), Peter V. White was granted an indefinite leave of absence as Chief Financial Officer, and he resigned as a member of the Board of Directors. Mr. White will continue to provide consulting services to Nascent on an as needed basis. Mr. Piancone, assumed the duties of Chief Financial Officer on an interim basis. At his suggestion, Mr. Piancone's compensation will reduce to $1 per year.

ABOUT NASCENT WINE COMPANY, INC.

Nascent is a leading nationwide distributor of imported branded food and beverage products in Mexico, marketing and distributing over 2,000 national and proprietary brand food beverage products. Nascent holds the exclusive right to distribute Miller Beer in Baja California, Mexico. For more information, visit Nascent's web site at www.nascentfoodservice.com.

FORWARD LOOKING STATEMENTS

EXCEPT FOR THE FACTUAL STATEMENTS MADE HEREIN, THE INFORMATION CONTAINED IN THIS NEWS RELEASE CONSISTS OF FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. WORDS AND EXPRESSIONS REFLECTING OPTIMISM, SATISFACTION OR DISAPPOINTMENT WITH CURRENT PROSPECTS, AS WELL AS WORDS SUCH AS "BELIEVE," "HOPES," "INTENDS," "ESTIMATES," "EXPECTS," "PROJECTS," "PLANS," "ANTICIPATES" AND VARIATIONS THEREOF, IDENTIFY FORWARD-LOOKING STATEMENTS, BUT THEIR ABSENCE DOES NOT MEAN THAT A STATEMENT IS NOT FORWARD-LOOKING. SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF PERFORMANCE AND THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED IN SUCH STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE: POSSIBLE DELAYS IN NEW PRODUCT INTRODUCTIONS AND SHIPMENTS; FAILURE TO ACHIEVE DESIRED BENEFITS FROM COST-CUTTING MEASURES; MARKET ACCEPTANCE OF THE COMPANY'S NEW PRODUCT OFFERINGS; THE ABILITY TO MAINTAIN STRONG RELATIONSHIPS WITH BRANDED CHANNEL PARTNERS; GENERAL COMPETITION AND PRICE PRESSURES IN THE MARKETPLACE; THE COMPANY'S ABILITY TO CONTROL COSTS AND EXPENSES; AND GENERAL ECONOMIC CONDITIONS. REFERENCE IS ALSO MADE TO OTHER FACTORS DETAILED FROM TIME TO TIME IN THE COMPANY'S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS RELEASE AND THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE ANY FORWARD-LOOKING STATEMENTS TO REFLECT NEW INFORMATION, EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS RELEASE.




CONTACT INFORMATION:

Sandro Piancone, CEO
619-661-0458